UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2020 (May 14, 2020)

CoreCivic, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5501 Virginia Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CXW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2020, CoreCivic, Inc. (the “Company”) held its 2020 annual meeting of stockholders (the “Annual Meeting”) via live webcast. At the Annual Meeting, the Company’s stockholders approved the CoreCivic, Inc. 2020 Stock Incentive Plan (the “2020 Plan”). The results of the stockholder vote on the 2020 Plan are set forth below under Item 5.07 of this Current Report on Form 8-K.

A description of the 2020 Plan was included as part of “Proposal 4 - Approval of the CoreCivic, Inc. 2020 Stock Incentive Plan” in the Company’s Revised Definitive Proxy Statement that was filed with the Securities and Exchange Commission on April 15, 2020 and is incorporated herein by reference. Such description is qualified in its entirety by reference to the text of the 2020 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting there were present in person or represented by proxy 106,040,128 shares of the Company’s common stock, which represented approximately 88.64% of the 119,628,697 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders (i) elected eleven directors to the Company’s Board of Directors (the “Board”); (ii) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; (iii) approved on an advisory basis the compensation of the Company’s named executive officers; and (iv) approved the 2020 Plan. The number of votes “For”, “Against” and “Abstain,” as well as the number of broker non-votes, for each proposal were as set forth below.

Proposal 1 : The election of Donna M. Alvarado, Robert J. Dennis, Mark A. Emkes, Damon T. Hininger, Stacia A. Hylton, Harley G. Lappin, Anne L. Mariucci, Thurgood Marshall, Jr., Devin I. Murphy, Charles L. Overby and John R. Prann, Jr. to serve as members of the Company’s Board until the next annual meeting of stockholders and until their respective successors are duly elected and qualified:

Nominee	For	Against	Abstain	Broker Non-Votes
Donna M. Alvarado	83,090,103	2,204,096	327,629	20,418,300
Robert J. Dennis	77,588,633	7,696,082	337,113	20,418,300
Mark A. Emkes	67,414,738	17,869,037	338,053	20,418,300
Damon T. Hininger	83,989,377	1,299,267	333,184	20,418,300
Stacia A. Hylton	67,261,870	18,020,587	339,371	20,418,300
Harley G. Lappin	81,413,418	3,853,115	355,295	20,418,300
Anne L. Mariucci	80,583,707	4,705,293	332,828	20,418,300
Thurgood Marshall, Jr.	66,997,731	18,320,561	303,536	20,418,300
Devin I. Murphy	84,108,311	1,170,798	342,719	20,418,300
Charles L. Overby	65,967,547	19,316,036	338,245	20,418,300
John R. Prann, Jr.	83,049,415	2,223,710	348,703	20,418,300

Proposal 2 : Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020:

For	Against	Abstain	Broker Non-Votes
104,212,145	1,592,559	235,424	—

Proposal 3 : An advisory vote to approve the compensation paid to the Company’s named executive officers:

For	Against	Abstain	Broker Non-Votes
82,517,690	2,114,615	989,523	20,418,300

Proposal 4 : Approval of the 2020 Plan:

For	Against	Abstain	Broker Non-Votes
78,343,174	6,851,669	426,985	20,418,300

Item 8.01	Other Events.

During the Annual Meeting the Company announced that, following productive discussions with the Service Employees International Union (“SEIU”) regarding SEIU’s stockholder proposal that encouraged the Company to consider human rights experience and expertise among the other factors it considers when nominating an individual to serve as a director on the Board, the Company and SEIU reached a constructive agreement to incorporate such consideration into the Company’s Corporate Governance Guidelines. The Company’s Corporate Governance Guidelines are available to view on the Company’s website.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	CoreCivic, Inc. 2020 Stock Incentive Plan

104	Cover Page Interactive Data File (the cover page XBRL tags are imbedded in the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 18, 2020	CORECIVIC, INC.

	By:	/s/ David Garfinkle
David Garfinkle Executive Vice President and Chief Financial Officer